Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-64415) of Agouron Pharmaceuticals, Inc. of our report dated July 30, 1997 appearing on page F-1 of this Annual Report on Form 10-K.




/s/  PRICE WATERHOUSE LLP

San Diego, California
August 18, 1997